Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

October 22, 2025

Northern Trust Corporation

50 South LaSalle Street

Chicago, Illinois 60603

(312) 630-6000

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Northern Trust Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to $1,500,000,000 principal amount of debt securities of the Company (the “Securities”). Unless otherwise specified in the applicable prospectus supplement, the Securities will be issued under the indenture, dated as of May 8, 2017 (as amended or supplemented from time to time, the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement and the exhibits thereto, the certificate of incorporation of the Company, as amended to the date hereof (the “Charter”), the bylaws of the Company, as amended to the date hereof (the “Bylaws”), and the resolutions adopted by the board of directors of the Company (the “Board”) relating to the approval of the filing of the Registration Statement and the issuance of the Securities to be registered thereunder. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied upon without independent investigation or verification, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

Northern Trust Corporation

October 22, 2025

The Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended; (ii) a prospectus supplement with respect to such series of the Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of the Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Securities and the Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of the Securities as contemplated by the Indenture; (iv) a supplemental indenture or officers’ certificate establishing the form and terms of such series of the Securities shall have been duly executed and delivered by the Company and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Charter, the Bylaws, final resolutions of the Board or a duly authorized committee thereof and the Indenture; and (v) the certificates evidencing the Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, all in accordance with the Charter, the Bylaws, final resolutions of the Board or a duly authorized committee thereof, the Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i)	the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

Northern Trust Corporation

October 22, 2025

(ii)

the execution, delivery and performance by the Company of the Indenture and each indenture supplement to the Indenture, as applicable, and the issuance sale and delivery of the Securities will not (A) contravene or violate the Charter or Bylaws, (B) violate any law, rule or regulation applicable to the Company, (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii)

the authorization thereof by the Company, as the case may be, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and

(iv)	the Charter and the Bylaws, each as currently in effect, will not have been modified or amended and will be in full force and effect.

We have further assumed that each Security and each supplemental indenture will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto.

This opinion letter is limited to the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP